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                                                                    EXHIBIT 10.1

                        THIRD AMENDMENT TO LOAN AGREEMENT

         THIS THIRD AMENDMENT (this "AMENDMENT") is made as of this 27th day of February, 2002, by and among SystemOne Technologies Inc. (f/k/a Mansur Industries Inc.), a Florida corporation (the "BORROWER"), Hanseatic Americas LDC ("HANSEATIC"), Environmental Opportunities Fund II, LP ("ENVIRONMENTAL II") and Environmental Opportunities Fund II (Institutional), LP ("ENVIRONMENTAL INSTITUTIONAL", collectively with Hanseatic and Environmental II, the "LENDERS").

                                    RECITALS

         WHEREAS, the Borrower and the Lenders are parties to that certain Loan Agreement dated August 7, 2000, as amended by a First Amendment to Loan Agreement dated as of November 10, 2000 and a Second Amendment to Loan Agreement dated as of November 30, 2000 (as amended, the "LOAN AGREEMENT"); and

         WHEREAS, the Borrower and the Lenders desire to amend the Loan Agreement to (i) change the Maturity Date (as defined in the Loan Agreement) from February 7, 2002 to September 30, 2002, and (ii) change the terms upon which the Borrower will issue the Additional Warrants (as defined in the Loan Agreement) to the Lender;

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Article I, Section 1.1 (xxxvi) of the Loan Agreement is hereby amended by deleting Article I, Section 1.1 (xxxvi) in its entirety and substituting therefor a new Article I, Section 1.1 (xxxvi) to read as follows:

                           (xxxvi) The term "MATURITY DATE" shall mean September
30, 2002.

         2. Article II, Section 2.10 of the Loan Agreement is hereby amended by deleting the second sentence of Article II, Section 2.10 in its entirety and substituting therefor a new sentence to read as follows:

                  In addition, in the event that the Borrower does not punctually satisfy the Note on or prior to February 28, 2002 and after such date the Borrower (i) sells debt or equity securities, or debt securities convertible into equity securities, or incurs debt with a final scheduled maturity date more than twelve months after issuance or incurrence providing gross cash proceeds to the Borrower in an amount equal to or greater than the outstanding principal amount and accrued interest of the Notes on the date of such sale or incurrence, or (ii) enters into a merger, consolidation, sale of all or substantially all of its assets or other business combination transaction with a party that prior to such transaction owns less than 25 percent of the voting power of the Borrower's outstanding equity securities, then upon the consummation of the earliest of any such transaction, the Borrower shall forthwith issue and deliver to each of the original holders of the Notes a number of additional warrants (hereinafter, with respect to all Lenders, referred to as the "Additional Warrants") to purchase shares of Common Stock (hereinafter with respect to all Lenders referred to as



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the "Additional Warrant Shares") equal to the number of Initial Warrants to such original holder, such Additional Warrants to be evidenced by warrant certificates (hereinafter referred to, collectively, as the "Additional Warrant Certificates"), each registered in the name of such original holder and dated the date of issuance thereof, in the form of the Initial Warrant Certificate (except that all such Additional Warrants shall be immediately exercisable, and provided that the terms of the Additional Warrants as aforesaid shall, for purposes of issuance thereof and without limiting the operation thereof, be subject to adjustment pursuant to Section 6 of the form of Initial Warrant Certificate as if in effect from and after the Closing Date).

         3. Except as specifically amended hereby, the Loan Agreement is and remains unmodified and in full force and effect and is hereby ratified and confirmed.

         4. This Amendment shall be deemed a contract made under the laws of the State of New York and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and to be performed entirely within such State.

         5. This Amendment may be executed in counterparts and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall constitute but one and the same instrument.



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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

SYSTEMONE TECHNOLOGIES INC.


By: /s/ PAUL I. MANSUR
    ----------------------------------------
     Paul I. Mansur
     Chief Executive Officer

LENDERS

HANSEATIC AMERICAS LDC

By:  Hanseatic Corporation

By: /s/ PAUL A. BIDDELMAN
    --------------------------------
     Paul A. Biddelman
     President

ENVIRONMENTAL OPPORTUNITIES FUND II, L.P.
ENVIRONMENTAL OPPORTUNITIES FUND II (INSTITUTIONAL), L.P.

By:  Fund II Mgt. Co., LLC
General Partner

By: /s/ KENNETH C. LEUNG
    --------------------------------
     Kenneth C. Leung
     Chief Investment Officer


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